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                                                                      EXHIBIT 99


             VALUEVISION AND NATIONAL MEDIA ANNOUNCE POSTPONEMENT OF
                        SHAREHOLDER MEETINGS IN LIGHT OF
                       VALUEVISION DISSENTING SHAREHOLDERS


MINNEAPOLIS, MN and PHILADELPHIA, PA - April 8, 1998 - ValueVision International, Inc. (Nasdaq:VVTV), an integrated electronic and print media direct marketing company and the nation's third- largest television home shopping network, and National Media Corporation (NYSE:NM), the world's largest publicly-held infomercial direct marketing company, today reported that ValueVision has received preliminary notification from holders of more than 5% of ValueVision's common stock that they intend to exercise their dissenter's rights with respect tot he proposed merger of ValueVision and National Media. ValueVision further reported that it has advised National Media that it does not intend to waive the merger agreement condition to closing requiring that holders of not more than 5% of the shares of ValueVision common stock have demanded their dissenter's rights. ValueVision and National Media had previously scheduled April 14, 1998 special meetings of their shareholders to vote on the proposed merger. In light of the receipt of the dissenters' notice, the companies have mutually agreed to postpone their respective shareholder meetings while the companies attempt to negotiate a restructuring of the proposed merger that is acceptable to each of the companies and in the best interest of their shareholders.

(Note: The Private Securities Litigation Reform Act of 1995 provides a "safe-harbor" for forward-looking statements. Certain information included in this news release contains statements that are forward-looking, such as statement relating to the consummation of the merger between ValueVision and National Media Corporation. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including the possibility that acceptable terms will not be reached, or that if reached, approval of the shareholders of both companies will not be obtained so that the merger will not be consummated. For more information on the potential factors that could affect the companies, investors should refer to the companies' filings with the Securities and Exchange Commission, including the companies' joint proxy statement dated March 16, 1998, and their annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K.)

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Contacts:
Stuart R. Romenesko                      John J. Sullivan                        Jeff Majtyka
Senior Vice President, Finance           Senior Vice President and               Ryan Barr
and Chief Financial Officer              Chief Financial Officer                 Brainerd Communicators, Inc.
ValueVision International, Inc.          National Media Corporation              212-986-6667
612-947-5207                             215-988-4600

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